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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-51706 and No. 333-82102 on Form S-8 of Coach, Inc., of our reports dated September 15, 2004, relating to the consolidated financial statements and financial statement schedule of Coach, Inc., appearing in this Annual Report on Form 10-K of Coach, Inc. for the year ended July 3, 2004.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 15, 2004